Exhibit 99.2

NEWS RELEASE

Gray Addresses Political Guidance

Atlanta, Georgia – September 20, 2016. . . Gray Television, Inc. (“Gray,” “we,” “us” or “our”) (NYSE: GTN and GTN.A) today withdrew its guidance for net political advertising revenue for the three-month period ending September 30, 2016 (“third quarter”) and for the three-month period ending December 31, 2016 (“fourth quarter”).

Net revenue, excluding political revenue, appears likely to meet the previously issued guidance for the third quarter of 2016.

While political revenue remains significant, Gray stations are receiving political advertising orders later than usual and current orders generally are being placed with only a few days advance notice before broadcast. The Trump campaign and/or allied PAC’s have purchased advertising time in some Gray markets, and it has expressed interest in placing advertising in up to 9 states involving up to 17 Gray markets. At this time, however, the campaign’s future spending is currently impossible to predict. The Clinton campaign and allied PAC’s are currently active and/or are expressing interest in placing advertising in up to 6 states involving up to 7 Gray markets. Recent polling between Clinton and Trump appear to have tightened and could lead to increased ad spending by the respective campaigns and related PAC’s. Nevertheless, there can be no assurance that increased spending will materialize given the very unusual nature of this year’s late presidential campaign season.

Separately, Gray stations are currently seeing somewhat more competitive statewide races in Missouri, Indiana and North Carolina than previously predicted. On the other hand, Senate races in Ohio and Colorado have not led to the robust advertising spending as was widely anticipated. Furthermore, some historically large political advertisers have very recently indicated that they may direct funds to organizing voters and other campaign activities rather than advertising.

In light of the current limited visibility on actual political spending, as well as recent developments in the political advertising market, at this time, we cannot predict with sufficient accuracy the levels of political revenue that Gray expects to record in the third quarter and fourth quarter of this year. Consequently, Gray withdraws previously issued political revenue guidance for the third quarter and full year 2016.

If and when circumstances permit, Gray will provide an appropriate update to the market.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These “forward-looking statements” are statements other than statements of historical fact and may include, among other things, statements regarding future events. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of the date hereof. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, each of which is on file with the Securities and Exchange Commission (“SEC”) and available at the SEC’s website at www.sec.gov.

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Gray Contacts

Web site: www.gray.tv

Hilton H. Howell, Jr., Chairman, President and Chief Executive Officer, 404-266-5512

Jim Ryan, Executive Vice President and Chief Financial Officer, 404-504-9828

Kevin P. Latek, Executive Vice President, Chief Legal and Development Officer, 404-504-9828